                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant [X]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:

     [ ] Preliminary proxy statement        [ ] Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))

     [X] Definitive proxy statement

     [ ] Definitive additional materials

     [ ] Soliciting material pursuant to Rule 14a-12
                              FIRST FINANCIAL CORP
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)
                              FIRST FINANCIAL CORP
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5) Total fee paid:

--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.

--------------------------------------------------------------------------------

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

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     (2) Form, schedule or registration statement no.:

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     (3) Filing party:

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     (4) Date filed:

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
                           FIRST FINANCIAL CORPORATION
                            ONE FIRST FINANCIAL PLAZA
                                  P.O. BOX 540
                           TERRE HAUTE, INDIANA 47808

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD APRIL 18, 2001

     Notice is hereby given that, pursuant to the call of its Directors, an Annual Meeting of Shareholders of First Financial Corporation ("Corporation") will be held on April 18, 2001 at 11:00 o'clock a.m., local time, at One First Financial Plaza, Terre Haute, Indiana.

     The purposes of the meeting are:

     (1) To elect Walter A. Bledsoe, William H. Niemeyer and Donald E. Smith to the Board of Directors of the Corporation for a three (3) year term to expire in 2004; and

     (2) To transact such other business as may properly be presented at the meeting.

     Only shareholders of record at the close of business on March 14, 2001 will be entitled to notice of and to vote at the meeting.

                                      By Order of the Board of Directors

                                      DONALD E. SMITH
                                      Chairman of the Board and President

March 19, 2001

                   IMPORTANT - PLEASE MAIL YOUR PROXY PROMPTLY
                               -------------------------------

               IN ORDER THAT THERE MAY BE PROPER REPRESENTATION AT
             THE MEETING, YOU ARE URGED TO COMPLETE, SIGN, DATE AND
               RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED.
             NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

                               PROXY STATEMENT OF
                           FIRST FINANCIAL CORPORATION
                            One First Financial Plaza
                                  P.O. Box 540
                           Terre Haute, Indiana 47808
                                 (812) 238-6000

                           --------------------------

                         ANNUAL MEETING OF SHAREHOLDERS
                            to be held April 18, 2001

                               GENERAL INFORMATION

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of First Financial Corporation (the "Corporation") of Proxies for use at an Annual Meeting of Shareholders of the Corporation to be held on April 18, 2001, at 11:00 a.m. at One First Financial Plaza, Terre Haute, Indiana, and at any and all adjournment of such meeting. This Proxy Statement and accompanying form of proxy were first mailed to the shareholders on or about March 19, 2001.

The Corporation is a multi-bank holding company which owns Terre Haute First National Bank ("Terre Haute First"), First State Bank, First Citizens State Bank, First Farmers State Bank, First Ridge Farm State Bank, First Parke State Bank, First National Bank of Marshall, First Crawford State Bank, The Morris Plan Company of Terre Haute, Inc., and First Financial Reinsurance Company, Ltd.

Only shareholders of record as of March 14, 2001, will be entitled to notice of, and to vote at, the Annual Meeting. As of March 14, 2001 the Corporation had issued and outstanding 6,694,237 shares of common stock, which were held by approximately 1,070 shareholders of record. There are no other outstanding securities of the Corporation entitled to vote. For the matters to be voted on at this Annual Meeting, each share is entitled to one vote, exercisable in person or by proxy.

The presence, in person or by proxy, of a majority of the outstanding shares of Common Stock is necessary to constitute a quorum. Shares voting, abstaining or withholding authority to vote on any issue will be counted as present for purposes of determining a quorum. Approval of a plurality of the votes cast at the meeting, assuming a quorum is present, is required for election of each nominated director. Action on any other matters to come before the meeting must be approved by an affirmative vote of a majority of the shares present, in person, or by proxy. Abstentions, broker non-votes, and instructions on the accompanying proxy card to withhold authority to vote for one or more of the named nominees will result in the respective nominee receiving fewer votes.

The cost of soliciting proxies will be borne by the Corporation. In addition to use of the mails, proxies may be solicited personally or by telephone by officers, directors and certain employees who will not be specially compensated for such soliciting.

Any shareholder giving a proxy has the right to revoke it at any time before it is exercised. Therefore, execution of the proxy will not affect the shareholder's right to vote in person if he or she attends the meeting. Revocation may be made prior to the meeting (i) by written notice sent to Michael A. Carty, Secretary, First Financial Corporation, One First Financial Plaza, P.O. Box 540, Terre Haute, Indiana 47808, (ii) personally upon oral or written request at the Annual Meeting, or (iii) by duly executing a proxy bearing a later date.

The shares represented by proxies will be voted as instructed by the shareholders giving the proxies. In the absence of specific instructions to the contrary, proxies will be voted in favor of the election as directors of the three (3) persons named as nominees in this Proxy Statement. If for any reason any of the director/nominees becomes unable or is unwilling to serve at the time of the meeting (an event which the Board of Directors does not anticipate), the persons named as proxies in the accompanying form of proxy will have discretionary authority to vote for a substitute nominee or nominees named by the Board of Directors if the Board of Directors elects to fill such nominees' positions. Any other matters that may properly come before the meeting will be acted upon by the persons named as proxies in the accompanying form of proxy in accordance with their discretion.

                              ELECTION OF DIRECTORS

The Board of Directors is currently composed of twelve (12) members. The Corporation's Articles of Incorporation divide the Board of Directors into three classes, as nearly equal in size as possible, with one class of directors elected each year for a term extending to the third succeeding Annual Meeting after such election. The nominees for election as director are nominated to serve for terms to expire in 2004. Each nominee is currently a director of the Corporation whose current term as a director will expire in 2001. The following information is provided concerning each nominee and each incumbent director continuing in office.

NOMINEES FOR TERMS TO EXPIRE IN 2004
------------------------------------


                                                                                       SHARES OF COMPANY COMMON STOCK
 NAME, AGE AND PRINCIPAL OCCUPATION                                DIRECTOR          BENEFICIALLY OWNED ON MARCH 9, 2001
 DURING THE PAST FIVE YEARS                                          SINCE             NUMBER       PERCENT OF CLASS(1)
------------------------------------------------------------------------------------------------------------------------
 Walter A. Bledsoe, 85                                               1983*             14,991             .22%
 Personal Investments

 William A. Niemeyer, 78                                             1983*             11,880             .18%
 President of Niemeyer Coal Co.

 Donald E. Smith, 74, Chairman of the Board                          1983*             70,808            1.06%
 and President; President of Terre Haute
 First National Bank, 1974 through 1995

INCUMBENT MEMBERS OF THE BOARD OF DIRECTORS
WHOSE TERMS EXPIRE IN 2002
--------------------------

 B. Guille Cox, Jr., 55                                              1987              42,748             .64%(2)
 Attorney-at-Law with Cox Zwerner Gambill & Sullivan

 Anton H. George, 41                                                 1989                 309             .01%
 President of Indianapolis Motor Speedway Corp.;
 Director of Indiana Energy, Inc.

 Gregory L. Gibson, 38                                               1994              32,949             .49%
 President of ReTec, Inc.

 Virginia L. Smith, 52                                               1987               3,067             .05%
 President of R.J. Oil, Inc.

INCUMBENT MEMBERS OF THE BOARD OF DIRECTORS
WHOSE TERMS EXPIRE IN 2003
--------------------------

 Thomas T. Dinkel, 50                                                1989               5,419             .08%
 President of Sycamore Engineering, Inc.

 Mari H. George, 65                                                  1989                 231             .01%
 Chairman of Indianapolis Motor Speedway Corp.

 Norman L. Lowery, 54, Vice Chairman                                 1989               6,652             .10%(3)
 of the Board; President of Terre Haute First
 (effective January, 1, 1996); Attorney-at-Law
 with Wright Shagley & Lowery through 1995

 Patrick O'Leary, 64                                                 1983*             25,000             .37%
 President of Contract Services, LLC

 Chapman J. Root II, 51                                              1989              16,970             .25%
 President of Root Organization;
 Director of International Speedway Corp.

* First Financial Corporation was formed in 1983.

OTHER EXECUTIVE OFFICERS OF THE CORPORATION
-------------------------------------------
 Steven C. Watts, 50, Chief Credit Officer                                                  -               -
 Vice President of Terre Haute First National Bank (4)

 Stanley V. Hart, 58, Chief Operations Officer                                         11,222             .17%
 Senior Vice President of Terre Haute First National Bank

 Michael A. Carty, 50, Secretary/Treasurer                                              5,782             .09%
 Senior Vice President  & CFO of Terre Haute First National Bank


All Directors and Executive Officers as a group have 260,407 shares, which is 3.89% of the shares outstanding. This includes shares held for the accounts of Donald E. Smith, Norman L. Lowery, W. Edward Jukes, Stanley V. Hart and Michael
A. Carty in the First Financial Corporation Employee Stock Ownership Plan. Mr.
W. Edward Jukes, who owns 12,369 (.18%) shares, retired as Chief Credit Officer, Senior Vice President of Terre Haute First National Bank, in January 2001.

(1) The information contained in this column is based upon stockholder records of the Corporation and information furnished to the Corporation by the individuals identified above.

(2) Mr. Cox, under certain circumstances, has the power, with the consent of others, to vote an additional 189,402 shares (2.83%). These shares are not reflected in the amount on the previous page.

(3) Mr. Lowery has the power to vote an additional 66, 667 (1.00%) shares as co-trustee of the Root Children's Business Trust. These shares are not reflected in the amount on the previous page.

(4) Mr. Watts was employed by the Corporation in January 2001. Prior to joining the Corporation he had served as a Regional President for Republic Bank and Norwest Bank, Indiana.

ADDITIONAL INFORMATION CONCERNING BOARD OF DIRECTORS
----------------------------------------------------

ATTENDANCE AT MEETINGS. During 2000 the Board of Directors of the Corporation held 12 regular meetings and a total of 18 meetings. No incumbent director attended fewer than 75% of the aggregate number of Board meetings and meetings on committees on which he or she served except Mari H. George, who attended 42%, and Chapman J. Root II, who attended 58% of the meetings.

CERTAIN RELATIONSHIPS. Certain family relationships exist among the directors of the Corporation. Donald E. Smith is the father of Virginia L. Smith and father-in-law of Norman L. Lowery. Mari H. George is the mother of Anton H. George. There are no arrangements or understandings between any of the directors pursuant to which any of them have been selected for their respective positions.

COMMITTEES. The Board of Directors had no standing nominating committee or any committee performing similar functions during 2000; such functions are performed by the Board of Directors as a whole.

The Corporation's Examining Committee, which consisted of Anton H. George, Thomas T. Dinkel and Patrick O'Leary in 2000, reviews the Corporation's accounting functions, operations and management and the adequacy and effectiveness of the internal controls and internal auditing methods and procedures. This Committee recommends to the Board the appointment of the independent public accountants for the Corporation. This Committee met four times during 2000.

The Corporation's Compensation Committee, which consists of Messrs. A. George, O'Leary, Lowery, Niemeyer, D. Smith, and V. Smith, overviews the compensation of the officers of subsidiary banks and recommends salaries and bonus amounts to the full Board of Directors. Such Committee met four times in 2000.

COMPENSATION OF DIRECTORS. Directors of the Corporation received a fee of $500 per meeting attended during 2000. Each individual director who is not an officer of the Corporation or its subsidiaries and is a member of the Board of Directors of a subsidiary is compensated by that subsidiary for their service to that subsidiary. All directors of the Corporation are also directors of Terre Haute First. As directors of Terre Haute First, they received a fee in 2000 of $500 for each meeting attended and a semi-annual fee of $2,500. In addition, directors of Terre Haute First, other than those employed by Terre Haute First, receive a fee of $300 for each Loan Discount Committee meeting attended. Directors of Terre Haute First who are not yet seventy (70) may elect to participate in a deferred director's fee program, pursuant to which, each year, for five years, $6,000 of director's fees are deferred until the participant reaches the age of sixty-five (65) or seventy (70), at which point the director is entitled to receive agreed upon benefit payments over a ten year period. For 2000, the allocated cost of the deferred director's fees was $87,303.

                            COMPENSATION OF OFFICERS

COMPENSATION COMMITTEE REPORT
-----------------------------
Decisions on compensation of the Corporation's executives are made by the Compensation Committee of the Board, which also serves as the Compensation Committee of Terre Haute First. Each member of the Compensation Committee, except Mr. Smith and Mr. Lowery, was a non-employee director. All decisions of the Compensation Committee relating to the compensation of the Corporation's executive officers are reviewed by the full Board. Pursuant to rules of the Securities and Exchange Commission designed to enhance disclosure of corporation policies toward executive compensation, set forth below is a report submitted by Messrs. O'Leary (Chairman), A. George, Lowery, Niemeyer, D. Smith and V. Smith, in their capacity as the Board's Compensation Committee addressing the Corporation's compensation policies for 2000 as they affected Mr. Smith and Messrs. Lowery, Jukes, Hart and Carty the other executive officers other than Mr. Smith who, for 2000, were the Corporation's most highly paid executive officers whose total annual salary and bonus exceeded $100,000.

COMPENSATION POLICIES TOWARD EXECUTIVE OFFICERS. The Compensation Committee's executive compensation policies are designed to provide competitive levels of compensation to the executive officers and to reward officers for satisfactory individual performance and for satisfactory performance of the Corporation as a whole. There are no established goals or standards relating to performance of the Corporation which have been utilized in setting compensation of individual employees.

BASE SALARY. Each executive officer is reviewed individually by the Compensation Committee, which review includes an analysis of the performance of the Corporation and Terre Haute First. In addition, the review includes, among other things, an analysis of the individual's performance during the past fiscal year, focusing primarily upon the following aspects of the individual's job or characteristics of the individual exhibited during the most recent fiscal year: quality and quantity of work; supervisory skills; dependability; initiative; attendance; overall skill level; and overall value to the Corporation.

ANNUAL BONUS AMOUNTS. The Compensation Committee determines whether a bonus should be paid based primarily upon the overall performance of the Corporation. For 2000, Mr. Smith received a bonus of $150,000 and Messrs. Lowery, Jukes, Hart and Carty each received a bonus equal to 30.7%, 9.4%, 11.8% and 12.6% of their respective salary, or $100,000, $12,000, $14,500 and $15,000, respectively.

OTHER COMPENSATION PLANS. At various times in the past the Corporation has adopted certain broad-based employee benefit plans in which the executive officers are permitted to participate on the same terms as other corporation employees who meet applicable eligibility criteria, subject to any legal limitations on the amount that may be contributed or the benefits that may be payable under the plans.

BENEFITS. The Corporation provides medical and pension benefits to the executive officers that are generally available to other Corporation employees. The amount of perquisites, as determined in accordance with the rules of the Securities and Exchange Commission relating to executive compensation, did not exceed 10% of salary and bonus for fiscal 2000.

MR. SMITH'S 2000 COMPENSATION. Regulations of the Securities and Exchange Commission require that the Compensation Committee disclose the Committee's basis for compensation reported for Mr. Smith in 2000. Mr. Smith's salary and bonus are determined in the same manner as discussed above for other executive, except that $75,000 of Mr. Smith's' $150,000 bonus was made in connection with an employment agreement providing for a split-dollar life insurance arrangement between the Corporation, Terre Haute First and Mr. Smith. The Compensation Committee believes that Mr. Smith has managed the Corporation well.


                   MEMBERS OF THE 2000 COMPENSATION COMMITTEE

  Anton H. George            Norman L. Lowery             William A. Niemeyer
  Patrick O'Leary             Donald E. Smith                Virginia L. Smith

COMPENSATION COMMITTEE INSIDER PARTICIPATION
--------------------------------------------
During the past fiscal year, Mr. Smith, the Chief Executive Officer and Mr. Lowery, the Vice-Chairman, served on the Compensation Committee but did not participate in any discussion or voting with respect to the salaries or bonuses of either Mr. Smith or Mr. Lowery. Moreover, Mr. Smith and Mr. Lowery excused themselves from the room during the discussion by the Compensation Committee of the compensation of both Mr. Smith and Mr. Lowery.

SUMMARY COMPENSATION TABLE
--------------------------

The following table sets forth for the fiscal years ending December 31, 2000, 1999, and 1998 the cash compensation paid by the Corporation, as well as certain other compensation paid or awarded during those years, to the Chief Executive Officer and any other executive officer whose total annual salary and bonus exceeded $100,000 during the fiscal year ended December 31, 2000.


--------------------------------------------------------------------------------------------------------
 NAME AND                                     ANNUAL COMPENSATION (1)
 PRINCIPAL POSITION          YEAR            SALARY          BONUS (2)        ALL OTHER COMPENSATION (3)
--------------------------------------------------------------------------------------------------------
 Donald E. Smith             2000          $400,000           $150,000               $22,278(4)
  President, CEO             1999          $318,779           $125,000               $17,081
  and Chairman               1998          $306,518           $125,000               $12,879
--------------------------------------------------------------------------------------------------------
 Norman L. Lowery            2000          $325,000           $100,000               $ 4,895(4)
  Vice Chairman              1999          $247,520           $75,000                $ 4,895
                             1998          $238,000           $40,000                $ 4,395
--------------------------------------------------------------------------------------------------------
 W. Edward Jukes             2000          $127,411           $12,000                $ 1,800(4)
  Chief Credit Officer (5)   1999          $122,511           $14,701                $ 1,800
                             1998          $117,779           $11,780                $ 1,650
--------------------------------------------------------------------------------------------------------
 Stanley V. Hart             2000          $122,454           $14,500                $ 2,535(4)
  Senior Vice President      1999          $117,744           $14,129                $ 2,500
                             1998          $113,215           $11,322                $ 1,960
--------------------------------------------------------------------------------------------------------
 Michael A. Carty            2000          $118,500           $15,000                $ 1,200(4)
  Secretary & Treasurer      1999          $109,572           $13,748                $ 1,200
                             1998          $100,550           $10,050                $   918
--------------------------------------------------------------------------------------------------------

(1) While officers enjoy certain perquisites, such perquisites do not exceed the lesser of $50,000 or 10% of such officer's salary and bonus and are not required to be disclosed by applicable rules of the Securities and Exchange Commission.

(2) The bonus amounts are payable pursuant to determinations made by the Compensation Committee of the Corporation, as described in the Compensation Committee Report.

(3) These amounts include Corporation payments for the years noted on behalf of the above-named individuals (except Mr. Smith) pursuant to a life insurance program (Life Insurance Program) for the executive officers of Terre Haute First. Under the Life Insurance Program, Terre Haute First purchased a life insurance policy on behalf of each executive officer of Terre Haute First. The policy is owned by the individual and will be paid at age 65 for those that were 55 or older, and at age 60 for those who are less than 55 years of age at the time the program was started. The annual cost of this insurance for those reported (except for Mr. Smith) was as follows: $4,895 for Mr. Lowery; $1,800 for Mr. Jukes; $2,535 for Mr. Hart; and $1,200 for Mr. Carty.

Mr. Smith no longer participates in the group term life insurance policy of the Corporation (which coverage would terminate upon his retirement). The Corporation paid for its portion of a separate split-dollar life insurance policy for Mr. Smith in 2000, which will continue to be in effect following his retirement as an executive officer of the Corporation and Terre Haute First. In 2000, the dollar value of the benefit to Mr. Smith of the premium paid by the Corporation and Terre Haute First in connection with such policy, which was issued pursuant to an Employment Agreement between the Corporation, Terre Haute First, and Mr. Smith, was $22,278 (which amount is included in the amount reported for Mr. Smith above). The Corporation expects to recover the premiums it pays for this split-dollar policy from the proceeds of such policy.

(4) Allocations to the named individual's respective account in the Corporation's Employee Stock Ownership Plan ("ESOP") for 2000, which are properly includable in this column, were not calculable as of the date of this Proxy Statement. Such amounts for 1999 were as follows: $8,112 for Mr. Smith; $8,112 for Mr. Lowery $7,179 for Mr. Jukes, $6,812 for Mr. Hart and $6,347 for Mr. Carty.

(5) Mr. Jukes retired in January 2001.

EMPLOYEE BENEFIT PLANS
----------------------
EMPLOYEE STOCK OWNERSHIP PLAN. The Corporation sponsors the First Financial Corporation Employee Stock Ownership Plan ("ESOP") and the First Financial Corporation Employees' Pension Plan ("Pension Plan") for the benefit of substantially all of the employees of the Corporation and its subsidiaries. As discussed below, these plans constitute a "floor offset" retirement program.

The Pension Plan is a defined benefit "floor" plan which provides each participant with a minimum benefit or "floor" which is offset by the benefit provided by the ESOP. Thus, if a participant's benefit under the ESOP is insufficient to fund the minimum "floor" of benefits specified by the Pension Plan, the Pension Plan will make up the difference. If a participant's benefit under the ESOP is higher than the minimum or "floor" benefit under the Pension Plan, the participant receives the higher benefit under the ESOP.

All employees of the Corporation and its subsidiaries become participants in the ESOP after completing one year of service for the Corporation or its subsidiaries and attaining age 21. Under the terms of the ESOP, the Corporation or its subsidiaries, as participating employers, may contribute Corporation common stock to the ESOP or contribute cash to the ESOP which will be primarily invested in the Corporation's common stock. The amount of contributions, when they are made, is determined by the Board of Directors of the Corporation. No participant contributions are required or allowed under the ESOP.

For a discussion of the forms in which benefits may be distributed under the ESOP, see the discussion under "Defined Benefit Plan" below.

Participants have the right to direct the voting of the shares of the Corporation's stock allocated to their accounts under the ESOP on all corporate matters.

For the year ended December 31, 2000, the Corporation contributed $750,000 to the ESOP. The cash will be allocated to the individual ESOP accounts of the participants effective as of December 31, 2000, although no allocation to the individual accounts had been made or calculated as of the date of mailing of this Proxy Statement.

DEFINED BENEFIT PLAN. As described above, the Pension Plan was adopted in conjunction with, but is separate from, the ESOP. Employees become participants in the Pension Plan after completing one year of service for the Corporation or its subsidiaries and attaining age 21. All employees of the Corporation and its subsidiaries are eligible to become participants. No participant contributions are required or allowed under the Pension Plan. The Pension Plan, in conjunction with the ESOP, is designed to provide participants with a minimum retirement benefit.

The monthly guaranteed minimum benefit under the Pension Plan is reduced by the monthly benefit derived from the participant's vested portion of his ESOP account balance, calculated by the actuary for the Pension Plan as a single life annuity. The normal retirement benefit will begin at age 65 and be paid monthly for as long as the participant lives.

DEFINED BENEFIT PLAN. As described above, the Pension Plan was adopted in conjunction with, but is separate from, the ESOP. Employees become participants in the Pension Plan after completing one year of service for the Corporation or its subsidiaries and attaining age 21. All employees of the Corporation and its subsidiaries are eligible to become participants. No participant contributions are required or allowed under the Pension Plan. The Pension Plan, in conjunction with the ESOP, is designed to provide participants with a minimum retirement benefit.

The monthly guaranteed minimum benefit under the Pension Plan is reduced by the monthly benefit derived from the participant's vested portion of his ESOP account balance, calculated by the actuary for the Pension Plan as a single life annuity. The normal retirement benefit will begin at age 65 and be paid monthly for as long as the participant lives.

The normal form of retirement benefit under the ESOP and Pension Plan is a monthly life annuity. A married participant will receive an actuarially equivalent joint and 50% survivor annuity (a monthly payment for the participant's life with the surviving spouse receiving 50% of that amount for life), unless the participant otherwise elects and the participant's spouse consents to such election. A participant may also elect to receive his retirement income from the ESOP and Pension Plan in the form of: a monthly income payable for life; a monthly income payable for life with either 50%, 66-2/3%, or 100% of the participant's benefit paid to the participant's designated beneficiary starting upon the participant's death and continuing for as long as the beneficiary lives; or a monthly income payable for life with 60, 120 or 180 monthly payments guaranteed, provided that the number of guaranteed monthly payments cannot be for a period greater than the joint life expectancy of the participant and his spouse. The ESOP also provides that a participant's benefit may be distributed in a single lump sum or substantially equal monthly, quarterly or annual installments over a period which does not exceed the participant's life expectancy (or the joint life expectancy of the participant and his spouse). However, a participant may deem that all or any part of the distribution from the ESOP be made in whole shares of the Corporation's common stock prior to the date specified for distribution, with any fractional shares distributed in cash.

The following table shows the estimated annual benefits payable under the Pension Plan upon retirement at age 65 in 2000 for various periods of Benefit Service at specified levels of remuneration. The benefit amounts presented in the totals are annual straight life annuity amounts without deduction for social security or other offset amounts and without regard for the benefit limitations of the Internal Revenue Code. A participant's Final Average Annual Compensation shown under the Pension Plan is generally based on the compensation set forth in the Summary Compensation Table.

  -----------------------------------------------------------------------------------------------
                                  ESTIMATED MINIMUM ANNUAL RETIREMENT BENEFIT
  -----------------------------------------------------------------------------------------------
                                       FINAL AVERAGE ANNUAL COMPENSATION
  -----------------------------------------------------------------------------------------------
   YEARS OF
    BENEFIT                                                                                300K
    SERVICE     70K       100K       130K       160K      190K       220K      250K      OR MORE
  -----------------------------------------------------------------------------------------------
     10      $16,131    $24,081    $32,031   $ 39,981   $ 47,931   $ 55,881   $ 63,831   $ 77,081
  -----------------------------------------------------------------------------------------------
     20       32,262     48,162     64,062     79,962     95,862    111,762    127,662    154,162
  -----------------------------------------------------------------------------------------------
     30       41,394     62,244     83,094    103,944    124,794    145,644    166,494    201,244
  -----------------------------------------------------------------------------------------------
     40       42,459     64,284     86,109    107,934    129,759    151,584    173,409    209,784
  -----------------------------------------------------------------------------------------------

Maximum benefits under the Pension Plan are subject to the annual limitation ($130,000 for 2000) imposed on qualified plans by the Internal Revenue Code ("IRC"). The maximum compensation which may be taken into account for any purpose under the Pension Plan is limited by the Internal Revenue Code to $170,000 for 2000. The Corporation implemented a nonqualified supplemental retirement plan effective January 1, 1997 to replace benefits lost due to the IRC limitations on benefits and compensation noted above. The above table includes benefits from both the qualified and nonqualified plans. Hence, neither limit has been taken into account in the calculation of the estimated annual retirement benefits shown.

Under the Pension Plan, the executive officers of the Corporation named in the Summary Compensation Table under "COMPENSATION OF OFFICERS" have the following current years of benefit service: Stanley V. Hart - 39 years; Donald E. Smith - 32 years; Michael A. Carty - 24 years; W. Edward Jukes - 11 years; and Norman L. Lowery - 5 years.

                          TRANSACTIONS WITH MANAGEMENT

Directors and principal officers of the Corporation and their associates were customers of, and have had transactions with, the Corporation and its subsidiary banks in the ordinary course of business during 2000. Comparable transactions may be expected to take place in the future.

During 2000 various directors and officers of the Corporation and their respective associates were indebted to the subsidiary banks from time to time. These loans were made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for similar transactions with other persons and did not involve more than the normal risk of collectability or present other unfavorable features. The law offices of B. Guille Cox, Jr., in which Mr. Cox is a partner, were paid legal fees by the Corporation and its subsidiaries for the fiscal year ending December 31, 2000.

                          COMPARATIVE PERFORMANCE GRAPH

The following graph compares cumulative total shareholder return on the Corporation's common stock over the last five fiscal years with the returns of the Russell 2000 Index, comprised of the smallest 2000 companies of the Russell 3000 Index which includes the 3000 largest market capitalization corporations and the SNL $1B - $5B Bank Index developed by SNL Securities LC which includes all bank stocks with total assets in this size range. The graph assumes $100.00 was invested on January 1, 1996 in the Corporation's common stock and in each of the indices shown, and the reinvestment of all dividends.

      YEAR            RUSSELL 2000          SNL $1B - $5B             FFC
      1995              100.00                 100.00               100.00
      1996              114.76                 129.63               123.31
      1997              138.31                 216.19               200.62
      1998              133.54                 215.69               172.70
      1999              159.75                 198.23               145.94
      2000              153.03                 224.95               113.55

                              EMPLOYMENT CONTRACTS

On January 3, 1995, the Corporation, Terre Haute First, and Mr. Smith entered into an Employment Agreement ("Agreement") whose term expired on December 31, 2000 (and as provided in the Agreement will be renewed for a successive one (1) year term as agreed upon by the parties). The Agreement provides that Mr. Smith will serve as President and Chief Executive Officer of the Corporation during the term of the agreement and perform such other duties as may be established by the Board of Directors of the Corporation and Terre Haute First. Under the terms of the Agreement, Mr. Smith will be paid an annual salary as set by the Board of Directors of the Corporation and Terre Haute First. In addition, the Agreement requires that the Corporation and Terre Haute First establish a split-dollar life insurance arrangement with Mr. Smith, which will insure the lives of Mr. Smith and his spouse. Under the terms of the Agreement, the Corporation and Terre Haute First expect to recover the premiums they pay for such policy from the proceeds of such policy.

Effective January 1, 1997, Terre Haute First entered into an Employment Agreement with Norman L. Lowery, its President and Chief Executive Officer. The Employment Agreement is a five-year agreement and extends annually for an additional one-year term to maintain its five-year term if Terre Haute First's Board of Directors determines to so extend it. Under the Employment Agreement, Mr. Lowery receives an initial annual salary equal to his current salary subject to increases approved by the Board of Directors. The Employment Agreement also provides, among other things, for Mr. Lowery's participation in other bonus and fringe benefit plans available to the Corporation's and Terre Haute First's employees. Mr. Lowery may terminate his employment upon ninety (90) days' prior written notice to Terre Haute First. Terre Haute First may discharge Mr. Lowery for just cause (as defined in the Employment Agreement) at any time or in certain events specified by applicable law or regulations.

If Terre Haute First terminates Mr. Lowery's employment for other than just cause or Mr. Lowery is constructively discharged and such termination does not occur within twelve months after a change in control of Terre Haute First or the Corporation, the Employment Agreement provides for Mr. Lowery's receipt in a lump-sum or periodic payments of an amount equal to the sum of (A) Mr. Lowery's base salary through the end of the then-current term, plus (B) in Mr. Lowery's sole discretion and in lieu of continued participation in Terre Haute First's fringe benefit and retirement plans, cash in an amount equal to the cost of obtaining all health, life, disability, retirement and other benefits, which Mr. Lowery would otherwise be eligible to receive if he continued to participate in those plans through the end of the then-current term. In the event Terre Haute First terminates Mr. Lowery's employment for other than just cause or Mr. Lowery is constructively discharged within 12 months following a change in control of Terre Haute First or the Corporation, the Employment Agreement provides for Mr. Lowery's receipt of a lump-sum payment of an amount equal to the difference between (A) the product of 2.99 times his "base amount" (as defined in Section 280G(b)(3) of the Internal Revenue Code of 1986, as amended (the "Code") and (B) the sum of any other parachute payments, as determined under Section 280G(b)(2) of the Code, in addition to the benefits described above which he would receive if the termination did not occur within 12 months following a change in control.

If the payments provided for under the Employment Agreement, together with any other payments made to Mr. Lowery by Terre Haute First, are determined to be payments in violation of the "golden parachute" rules of the Code, such payments will be reduced to the largest amount which would not cause Terre Haute First to lose a tax deduction for such payments under those rules. As of the date hereof, the cash compensation that would be paid to Mr. Lowery under the Employment Agreement if such agreement were terminated within 12 months after a change in control of Terre Haute First would be $1,068,925, plus all other amounts he would otherwise be due under the Employment Agreement for the balance of its term.

                        REPORT OF THE EXAMINING COMMITTEE

In accordance with its written charter adopted by the Board of Directors, the Examining Committee of the Board ("Committee") assisted the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of the Corporation. A copy of the charter of the Examining Committee is attached to this proxy statement as Exhibit A. All of the members of the Committee are independent, as defined in the Corporation's listing requirements, from management and the Corporation. During the current year, the Committee met three times, and the Committee chair, as representative of the Committee, discussed the interim financial information contained in each quarterly earnings announcement with the CFO, controller and independent auditors prior to public release.

In discharging its oversight responsibility as to the audit process, the Committee obtained from the independent auditors a formal written statement describing all relationships between the auditors and the Corporation that might bear on the auditors' independence consistent with Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees," discussed with the auditors any relationships that may impact their objectivity and independence and satisfied itself as to the auditors' independence. The Committee also discussed with management, the internal auditors and the independent auditors the quality and adequacy of the Corporation's internal controls and the internal audit functions organization, responsibilities, budget and staffing. The Committee reviewed both with the independent and internal auditors their audit plans, audit scope and identification of audit risks.

The Committee discussed and reviewed with the independent auditors all communications required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, as amended, "Communication with Audit Committees," and, with and without management presented, discussed and reviewed the results of the independent auditors' examination of the financial statements. The Committee also discussed the results of the internal audit examinations.

The Committee reviewed and discussed the audited financial statements of the Corporation as of and for the year ended December 31, 2000, with management and the independent auditors. Management has the responsibility for the preparation of the Corporation's financial statements and the independent auditors have the responsibility for the examination of those statements.

Based on the above-mentioned review and discussions with management and the independent auditors, the Committee recommended to the Board that the Corporation's audited financial statements be included in its Annual Report on Form 10-K for the year ended December 31, 2000, for filing with the Securities and Exchange Commission. The Committee also recommended the reappointment of the independent auditors and the Board concurred in such recommendation.

Anton H. George, Examining Committee Chairman
Patrick O'Leary
Thomas T. Dinkel

                                   AUDIT FEES
The following table sets forth the aggregate fees billed to FFC for the fiscal year ended December 31, 2000, by the Company's principal accounting firm, Crowe, Chizek and Company LLP:

     Audit Fee................................................ $  94,500
     Financial Information Systems Design and
       Implementation Fees....................................         0
     All Other Fees...........................................    38,000(a)(b)
     Total.................................................... $ 132,500

(a) Includes fees for tax consulting and compliance work, permitted internal audit outsourcing and other non-audit services.

(b) The audit committee has considered whether the provision of these services is compatible with maintaining the principal accountant's independence.

           PRINCIPAL SHAREHOLDERS AND SECURITY OWNERSHIP OF MANAGEMENT

The following table contains information concerning individuals or entities who, to the knowledge of the Corporation, beneficially owned on March 10, 2000, more than 5% of the common stock of the Corporation:

------------------------------------------------------------------------------------------------
 NAME AND ADDRESS OF BENEFICIAL OWNER          SHARES BENEFICIALLY OWNED        PERCENT OF CLASS
------------------------------------------------------------------------------------------------
 First Financial Corporation                         428,038(1)                      6.39%
 Employee Stock Ownership Plan ("ESOP")
 One First Financial Plaza
 Terre Haute, Indiana 47807
------------------------------------------------------------------------------------------------
 T. Rigasco Trust Co-Trustees:                       480,229                         7.17%
 National City Bank of Indiana
 One National City Center
 Indianapolis, Indiana 46255
 Jack R. Snyder
 One American Square
 Indianapolis, Indiana 46282
------------------------------------------------------------------------------------------------
 Princeton Mining Company                            657,357                         9.82%
 State Road 46 South
 Terre Haute, Indiana 47803
------------------------------------------------------------------------------------------------

(1) Represents shares held in Trust by the Corporation's subsidiary, Terre Haute First National Bank.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities and Exchange Act of 1934 requires the Corporation's directors and executive officers, and persons who own more than ten percent of a registered class of the Corporation's equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Corporation common stock and other equity securities of the Corporation. Officers, directors and greater than ten percent shareholders are required by SEC regulations to furnish the Corporation with copies of all Section 16(a) forms they file. To the best knowledge of the Corporation, during the most recent fiscal year all officers, directors and greater than ten percent beneficial owners of the Corporation timely filed all statements of beneficial ownership required to be filed with the SEC.

                             INDEPENDENT ACCOUNTANTS

The Board of Directors appointed Crowe, Chizek and Company LLP, as independent accountants to audit the books, records and accounts of the Corporation for 2000 and 1999. The Board of Directors anticipates that it will appoint an independent public accountant to audit the books, records, and accounts of the Corporation for 2001 in April, 2001. Representatives of Crowe Chizek are expected to be in attendance at the annual meeting and will be provided an opportunity to make a statement should they desire to do so and to respond to appropriate inquiries from the shareholders.

Prior to 1999 the Corporation's independent accountants were PriceWaterhouseCoopers, L.L.P. (PwC). The audit report of PwC on the Corporation's consolidated financial statements for the year ended December 31, 1998, did not contain an adverse opinion or disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principle. During 1998 and the subsequent period through August 6, 1999 (date of dismissal), there were no disagreements between the registrant and PwC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of PwC, would have caused PwC to make reference to the subject matter of the disagreement in connection with its audit report.

                             SHAREHOLDERS PROPOSALS

Any proposals which shareholders desire to present at the 2002 Annual Meeting must be received by the Corporation at its principal executive offices on or before November 23, 2001 to be considered for inclusion in the Corporation's proxy material for that meeting.

If notice of any other shareholder proposal intended to be presented at the 2002 Annual Meeting is not received by the Corporation on or before February 6, 2002, the proxies will have discretionary authority to vote on the matter. All proposals and notifications should be addressed to the Secretary of the Corporation.

                          ANNUAL REPORT TO SHAREHOLDERS

The 2000 Annual Report to Shareholders, containing financial statements for the year ended December 31, 2000, and other information concerning the operations of the Corporation is enclosed herewith, but is not to be regarded as proxy soliciting material.

UPON WRITTEN REQUEST, THE CORPORATION WILL PROVIDE WITHOUT CHARGE TO EACH REQUESTING SHAREHOLDER, A COPY OF THE CORPORATION'S ANNUAL REPORT ON FORM 10-K, WHICH IS REQUIRED TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FOR THE YEAR ENDED DECEMBER 31, 2000. ADDRESS ALL REQUESTS TO:

                     MICHAEL A. CARTY, SECRETARY & TREASURER
                           FIRST FINANCIAL CORPORATION
                            ONE FIRST FINANCIAL PLAZA
                                  P.O. BOX 540
                           TERRE HAUTE, INDIANA 47808

                                  OTHER MATTERS

The Annual Meeting is called for the purposes set forth in the Notice. The Board of Directors of the Corporation does not know of any matters for action by shareholders at such Annual Meeting other than the matters described in the notice. However, the enclosed Proxy will confer discretionary authority with respect to matters which were not known to the Board of Directors at the time of the printing hereof and which may properly come before the Annual Meeting. It is the intention of the persons named in the Proxy to vote pursuant to the Proxy with respect to such matters in accordance with their best judgment. By Order of the Board of Directors



/s/ Donald E. Smith
-------------------
DONALD E. SMITH
Chairman of the Board and President

EXHIBIT A

            CHARTER OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
                           FIRST FINANCIAL CORPORATION

The Audit Committee is appointed by the Board of Directors to assist in fulfilling its oversight responsibilities with respect to monitoring the integrity of the financial statements of the Corporation, the compliance by the Corporation with respect to legal and regulatory requirements and the independence and performance of the Corporation's internal and external auditors.

The members of the Audit Committee shall meet the independence and experience requirements of NASDAQ STOCK MARKET, INC.

The Audit Committee shall have the authority to retain special legal, accounting or other consultants to advise the Corporation. The Audit Committee may request any officer or employee of the Corporation or the Corporation's outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee. The Audit Committee shall periodically make reports to the Board.

The Audit Committee activities shall include:

(1) Review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval.

(2) Review the annual audited financial statements with management, including major issues regarding accounting and auditing principles and practices as well as the adequacy of internal controls that could significantly affect the Corporation's financial statements and recommend inclusion in the 10K to the Board.

(3) Review with management and the independent auditor the Corporation's quarterly financial results prior to the release of quarterly earnings and review results of the SAS 71 review of the quarterly financial statements included in Form 10Q.

(4) Review any major changes to the Corporation's auditing and accounting principles as suggested by the independent auditor, internal auditors or management.

(5) Recommend annually to the Board the appointment of the independent auditor and monitor the fees, duties and independence concerns.

(6) Receive periodic reports from the independent auditor regarding the auditor's independence, discuss such reports with the auditor, and if necessary, recommend that the Board take appropriate action to satisfy itself of the independence of the auditor.

(7) Evaluate together with the Board the performance of the independent auditor and if the performance is considered to be unsatisfactory, recommend that the Board replace the independent auditor.

(8) Review the appointment, performance and replacement of the senior internal auditing executive.

(9) Review the reports to management prepared by the internal auditing department and management's responses.

(10) Meet with the independent auditor prior to the audit to review the planning and staffing of the audit.

(11) Discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit.

(12) Review with the independent auditor any significant difficulties the auditor may have encountered in conducting the audit or working with management and any management letter provided by the auditor and the Corporation's response to that letter. Such review should include:

     (a) Any significant difficulties encountered in the course of the audit work, including any restrictions on the scope of activities or access to required information.

     (b)  Any changes required in the planned scope of the audit.

     (c) Any significant concerns about the internal audit department's responsibilities, budgeting and staffing.

(13) Prepare the report required by the rules of the Securities and Exchange Commission to be included in the Corporation's annual proxy statement.

(14) Advise the Board with respect to the Corporation's policies and procedures regarding compliance with applicable laws and regulations and with the Corporation's Code of Conduct.

(15) Review and approve the internal audit plan annually.

(16) Obtain written correspondence from the Corporation's General Counsel on legal matters that may have a material impact on the financial statements. Review the Corporation's compliance policies and any material reports or inquiries received from regulators or governmental agencies.

(17) Meet at least annually with the chief financial officer, the senior internal auditing executive and the independent auditor in separate executive sessions.

The preceding activities are set forth as a guide with the understanding that the Committee may diverge form these activities as appropriate, given the circumstances.

While the Audit Committee has the responsibility and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Corporation's financial statements are complete and accurate and are in accordance with the generally accepted accounting principles. This is the responsibility of management and the independent auditor. Nor is the duty of the Audit Committee to conduct investigations to resolve disagreements, if any, between management and the independent auditor or to assure compliance with laws and regulations and the Corporation's Code of Conduct.

March 20, 2001

                       [FIRST FINANCIAL CORPORATION LOGO]


                           FIRST FINANCIAL CORPORATION
                            One First Financial Plaza
                                  P.O. Box 540
                           Terre Haute, Indiana 47808

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints James E. Brown and Ronald K. Rich, or either of them as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all shares of common stock of First Financial Corporation which the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held at One First Financial Plaza, Terre Haute, Indiana on Wednesday, April 18, 2001, at 11:00 a.m. (local time), or any adjournment thereof, on the following matters:

1. Election of Directors
   [ ] FOR all nominees listed below for a three-year term to expire in 2004 (except as marked to the contrary below)

   [ ] WITHHOLD AUTHORITY to vote for all nominees listed below:

           Walter A. Bledsoe      William A. Niemeyer        Donald E. Smith

   (INSTRUCTIONS: To withhold authority to vote for any individual, strike a line through the nominees' name in the list above.)

2. In their discretion, on such matters as may properly come before the meeting.

   THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR IF NO DIRECTION IS INDICATED, WILL BE VOTED FOR PROPOSAL NO. 1.

   Please sign exactly as name appears below. If there are two or more owners, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.


Dated:           ,2001                  ---------------------------------------
      -----------                       (Signature)


                                        ---------------------------------------
                                        (Signature, if held jointly)

                                        Your vote is important. Please mark,
                                        sign, date and return this Proxy
                                        promptly, using the enclosed envelope.